UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 11, 2011
Date of Report (Date of earliest event reported)

FORTRESS INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51426	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7226 Lee DeForest Drive, Suite 209
Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

(410) 423-7438
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On Wednesday, May 11, 2011, Fortress International Group, Inc. (the “Company”), issued a press release reporting certain financial results of the Company for the first quarter of 2011.

A copy of the press release is being furnished herewith as Exhibit 99.1.

The Company’s financial results contain non-GAAP financial measures. In particular, adjusted EBITDA is a supplemental financial measure not defined in GAAP. The Company defines adjusted EBITDA as net income from continuing operations before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, lease exit costs, and provision for bad debts.  The Company presents adjusted EBITDA because it believes this supplemental measure of operating performance is helpful in comparing operating results across reporting periods on a consistent basis by excluding items that may, or could, have a disproportionate positive or negative impact on results of operations in any particular period.  The Company also uses adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.  The Company believes that the line item on the condensed consolidated statement of operations entitled “net income” is the most directly comparable GAAP financial measure to adjusted EBITDA, and a reconciliation of adjusted EBITDA to net income is located under the heading “Adjusted EBITDA Reconciliation” following the Condensed Consolidated Statement of Operations in the press release.  Since adjusted EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income from continuing operations as an indicator of operating performance or any other GAAP financial measure. Adjusted EBITDA, as calculated by the Company, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As adjusted EBITDA excludes certain financial information that is included in net income attributable to the Company, users of this financial information should consider the type of events and transactions that are excluded. The Company’s non-GAAP performance measure, adjusted EBITDA, has certain material limitations as follows:

•
It does not include impairment loss on goodwill and other intangibles. Because the Company utilizes goodwill and other intangibles to generate revenues in its operations, this is a periodic and ongoing cost of operations.

•
It does not include stock-based compensation.  Stock-based compensation is a necessary and ongoing part of the Company’s costs and has assisted in reducing cash compensation to attract and retain workforce who support and generate revenues.  Stock-based compensation will remain a key element of the Company’s overall compensation program.

•	It does not include provision for bad debts. Provision for bad debts is necessary as the Company takes credit risk with customers and is an ongoing part of operations.

•
It does not include interest expense. Because the Company has borrowed money to finance some operations, interest is a necessary and ongoing part of costs and has assisted the Company in generating revenue.

•	It does not include taxes. The payment of taxes is a necessary and ongoing part of the Company’s operations.

•
It does not include depreciation and amortization. Because the Company must utilize property, plant and equipment and intangible assets in order to generate revenues, depreciation and amortization are necessary and ongoing costs of operations.

•	Other companies in the Company’s industry may calculate adjusted EBITDA differently, limiting its usefulness as a comparative measure.

The Company will conduct a conference call to discuss its financial results on Wednesday, May 11, 2011, at 9:00 a.m., Eastern Daylight Time.

The information in this Report, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 2.02 of this Current Report on Form 8-K. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Statements contained in this report contain “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; risks relating to operating in a highly competitive industry; actual or potential conflicts of interest between the Company and members of the Company’s senior management; risk relating to rapid technological, structural, and competitive changes affecting the industries the Company serves; the uncertainty as to whether the Company can replace its backlog; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating to our ability to continue to implement our business plan; risks relating to our ability to meet all of the terms and conditions of our debt obligations; and uncertainty related to current economic conditions and the related impact on demand for our services. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company’s forward-looking statements. The Company does not undertake to update its forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release, dated May 11, 2011.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INTERNATIONAL GROUP, INC.

By:	/s/ Timothy C. Dec
Timothy C. Dec
Chief Financial Officer

Date: May 11, 2011